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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

IAC/InterActiveCorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 10, 2017

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of IAC/InterActiveCorp, which will be held on Wednesday, June 21, 2017, at 9:00 a.m., local time. This year's Annual Meeting will be a completely virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IACI2017. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.

        At the Annual Meeting, stockholders will be asked to: (1) elect twelve directors, (2) vote on two advisory proposals regarding executive compensation and (3) ratify the appointment of Ernst & Young as IAC's independent registered public accounting firm for the 2017 fiscal year. IAC's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of IAC and its stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.

Sincerely,

Barry Diller Chairman and Senior Executive

555 WEST 18TH STREET NEW YORK, NEW YORK 10011 212.314.7300 www.iac.com

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        IAC/InterActiveCorp ("IAC") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by IAC's Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 21, 2017, at 9:00 a.m., local time. This year's Annual Meeting will be a completely virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IACI2017. At the Annual Meeting, stockholders will be asked to:

          1.     elect twelve members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

          2.     hold an advisory vote on executive compensation (the "say on pay vote");

          3.     hold an advisory vote on the frequency of holding the say on pay vote in the future;

          4.     ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year; and

          5.     transact such other business as may properly come before the meeting and any related adjournments or postponements.

        IAC's Board of Directors has set April 27, 2017 as the record date for the Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IACI2017, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

By order of the Board of Directors,

Gregg Winiarski Executive Vice President, General Counsel and Secretary

May 10, 2017

PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we once again have elected to deliver this proxy statement and our 2016 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2016 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

  The Notice, our proxy materials and our 2016 Annual Report on Form 10-K are being mailed on or about May 10, 2017 to stockholders of record at the close of business on April 27, 2017 and this proxy statement and our 2016 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 10, 2017. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares before the date of the Annual Meeting by way of completing and submitting your proxy online, by phone or by requesting and returning a written proxy card by mail, or by voting at the Annual Meeting online at www.virtualshareholdermeeting.com/IACI2017.

Q:
How do I attend and participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/IACI2017 and enter the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of IAC common stock and Class B common stock at the close of business on April 27, 2017, the record date for the Annual Meeting established by IAC's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

  At the close of business on April 27, 2017, there were 72,963,884 shares of IAC common stock and 5,789,499 shares of Class B common stock outstanding and entitled to vote. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record at the close of business on April 27, 2017 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all IAC shares that you hold directly. If you hold IAC shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your IAC shares. If you are a stockholder of record and hold additional IAC shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which your IAC shares are held.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IACI2017 will be considered to be attending such meeting in person for purposes of determining whether a quorum has been met. When the holders of IAC common stock vote as a separate class, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. Shares of IAC common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will IAC stockholders vote on at the Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

•
Proposal 1—to elect twelve members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

•
Proposal 2—to hold an advisory vote on executive compensation (the "say on pay vote");

•
Proposal 3—to hold an advisory vote on the frequency of holding the say on pay vote in the future;

•
Proposal 4—to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect director nominees to IAC's Board of Directors?

A:
You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of and withhold votes as to specific director nominees.

  The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von

  Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock and Class B common stock voting together as a single class (hereinafter referred to as IAC capital stock), with each share of common stock and Class B common stock representing the right to one and ten vote(s), respectively.

  The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock voting as a separate class.

  The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:
What are my voting choices when voting on the advisory say on pay proposal and what votes are required to approve the proposal?

A:
You may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting on the advisory proposal.

  The approval, on an advisory basis, of the say on pay proposal requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. As an advisory vote, the outcome is not binding upon the Company.

  The Board recommends a vote FOR the advisory vote on executive compensation.

Q:
What are my voting choices when voting on the advisory proposal on the frequency of holding the say on pay vote and what votes are required to approve the frequency of holding the say on pay vote?

A:
You may vote in favor of holding the say on pay vote every year, every two years or every three years or abstain from voting on this advisory proposal.

  The approval, on an advisory basis, of the frequency of holding the say on pay vote in the future requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. However, if no choice receives a majority of votes, then the option that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders' recommendation as to the frequency of holding future say on pay votes.

  As an advisory vote, the votes cast in connection with this proposal are not binding upon the Company. While the Board is making a recommendation with respect to this proposal, IAC stockholders are being asked to vote for one of the choices specified above, and not whether they agree or disagree with the Board's recommendation.

  The Board recommends a vote for holding the say on pay vote once EVERY THREE YEARS at IAC's Annual Meeting of Stockholders.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year and what votes are required to ratify such appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, the Company did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

  If any other matters are properly presented at the Annual Meeting for consideration, the three IAC officers who have been designated as proxies for the Annual Meeting (Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski) will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
IAC's Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares before the date of the Annual Meeting in any of three ways:

•
Submitting a proxy online:  Submit your proxy online. The website for online proxy voting is www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 20, 2017;

•
Submitting a proxy by telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Tuesday, June 20, 2017; or

•
Submitting a proxy by mail:  If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/IACI2017 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

  For IAC shares held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from IAC or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold shares of IAC common stock in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or other holder of record depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The election of directors and the two advisory proposals related to executive compensation are non-discretionary items and may NOT be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of IAC common stock for this proposal.

  Discretionary Items.    The ratification of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions may vote on this proposal in their discretion.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the two advisory proposals related to executive compensation and the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting (the election of directors). Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/IACI2017 (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, consistent with the Board's recommendations in the case of the two advisory proposals related to executive compensation and FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, e-mail letter, facsimile or in person.

  Following the initial mailing of the Notice and proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions about the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/IACI2017 and vote at that time or would like copies of any of the documents referred to in this proxy statement, contact IAC Investor Relations at 1.212.314.7400 or ir@iac.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of twelve directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors). Information concerning director nominees, all of whom are incumbent directors of IAC and have been recommended by the Nominating Committee for re-election, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

        The Board has designated Bryan Lourd, Alan G. Spoon and Richard F. Zannino as nominees for those positions on the Board to be elected by the holders of IAC common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock voting as a separate class.

        Both the Nominating Committee and the full Board recommend that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating Committee and the Board believe provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

        Edgar Bronfman, Jr., age 61, has been a director of IAC (and its predecessors) since February 1998. Mr. Bronfman has served as a Managing Partner of Accretive, LLC, a private equity firm, since 2014. Mr. Bronfman previously served as Chairman of Warner Music Group from August 2011 to January 2012. Prior to this time, Mr. Bronfman served as Chief Executive Officer and President of Warner Music Group from July 2011 to August 2011 and as Chairman and Chief Executive Officer of Warner Music Group from March 2004 to July 2011. Mr. Bronfman also served as a member of the board of directors of Warner Music Group from March 2004 to May 2013. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal, S.A. in December 2000. Mr. Bronfman resigned from his position as an executive officer and Vice Chairman of the board of directors of Vivendi Universal, S.A. in March 2002 and December 2003, respectively. Prior to December 2000, Mr. Bronfman served as President and Chief Executive Officer of The Seagram Company Ltd., a post he had held since June 1994, and from 1989 to June 1994 he served as the President and Chief Operating Officer of Seagram. Mr. Bronfman served as a member of the board of Accretive Health, Inc. from its initial public offering in 2010 through February 2016. In his not-for-profit affiliations, Mr. Bronfman serves as Chairman of the Board of Endeavor Global, Inc. and is currently a member of the Board of NYU Elaine A. and Kenneth G. Langone Medical Center and The Council on Foreign Relations. In nominating Mr. Bronfman, the Board considered his experience as a member of senior management of various public and global companies, which the Board believes gives him particular insight into business strategy and leadership, marketing, consumer branding and international operations, as well as a high level of financial literacy and insight into the media and entertainment industries. The Board also considered Mr. Bronfman's private equity experience, which the Board believes gives him particular insight into investments in, and the development of, early stage companies.

        Chelsea Clinton, age 36, has been a director of IAC since September 2011. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Prior to assuming this role, Ms. Clinton served as a member of the board of directors of the Clinton Foundation from September 2011. Ms. Clinton has also served as a member of the board of directors of the Clinton Health Access Initiative since September 2011. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university's global expansion program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC News. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton has served as a member of the board of directors of Expedia, Inc. since March 2017. Ms. Clinton also currently serves on the boards of directors of The School of American Ballet, the Africa Center, the Weill Cornell Medical College and Clover Health, and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. In nominating Ms. Clinton, the Board considered her broad public policy experience and keen intellectual acumen, which together the Board believes continue to bring a fresh and youthful perspective to IAC's businesses and initiatives.

        Barry Diller, age 75, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia, Inc., which position he has held since August 2005. Prior to joining the Company, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) ("Live Nation") from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc. ("TripAdvisor") from December 2011 to December 2012, served as a member of the board of directors of TripAdvisor from December 2011 through April 2013 and has served as a special advisor to the Chief Executive Officer of TripAdvisor since April 2013. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and served as a member of the board of directors of Graham Holdings Company (formerly The Washington Post Company) from November 2013 to January 2017. In addition to his for-profit affiliations, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinematic Arts and the Executive Board for the Medical Sciences of University of California, Los Angeles, among other not-for-profit affiliations. The Board nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of the Company since 1995, and as a result, possesses a great depth of knowledge and experience regarding the Company and its businesses. In addition, the Board noted Mr. Diller's ability to exercise influence (subject to the Company's organizational documents and Delaware law) over the outcome of matters involving the Company that require stockholder approval given the fact that he and certain members of his family collectively have sole voting and/or investment power over all of shares of IAC Class B common stock outstanding, which shares represent a significant percentage of the voting power of IAC capital stock.

        Michael D. Eisner, age 75, has been a director of IAC since March 2011. Mr. Eisner has served as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies ("Tornante"), since 2005. Mr. Eisner also previously served as Chairman of two Tornante portfolio companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products (from October 2007 to April 2013), and Vuguru, a studio focusing on the production of groundbreaking programming for the internet and other digital platforms (from October 2009 to December 2014, when Tornante acquired that portion of Vuguru that it did not already own). Prior to founding Tornante, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for-profit affiliations, Mr. Eisner serves on the boards of directors of Denison University, The Aspen Institute, the Yale School of Architecture Dean's Council and The Eisner Foundation. In nominating Mr. Eisner, the Board considered his experience with Tornante, which the Board believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. The Board also considered Mr. Eisner's experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the Board believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.

        Bonnie S. Hammer, age 66, has been a director of IAC since September 2014. Ms. Hammer has served as Chairman of NBCUniversal Cable Entertainment since February 2013. In this capacity, Ms. Hammer has executive oversight over a number of leading cable brands (USA Network, Syfy, E! Entertainment, Bravo, Oxygen, Sprout and Chiller), as well as Universal Cable Productions, which generates scripted content for cable and broadcast networks, and Wilshire Studios, which generates reality programming. Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios from November 2010. In this capacity, Ms. Hammer had executive oversight over certain leading cable brands (USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD), as well as Universal Cable Productions and Wilshire Studios. The networks led by Ms. Hammer are industry frontrunners, consistently generating innovative consumer social and digital experiences reflective of their brands. Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000. Before that time, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served as a member of the board of directors of eBay, Inc. since January 2015 and also currently serves on the strategic planning committee for Boston University's College of Communication and as a member of The Board of Governors for the Motion Picture & Television Fund (MPTF) Foundation. In nominating Ms. Hammer, the Board considered her experience as the Chairman of NBCUniversal Cable Entertainment, as well as her prior roles with NBCUniversal Media, LLC, USA Network and Lifetime Television Network, which the Board believes give her particular insight into business strategy and leadership, as well as a high level of financial literacy and a seasoned insight into the media and entertainment industries, particularly pay television network programming and production and multiplatform branding.

        Victor A. Kaufman, age 73, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC (and its predecessors) since October 1999. Mr. Kaufman also serves as Vice Chairman of Expedia, Inc., which position he has held since August 2005. Previously, Mr. Kaufman served in the Company's Office of the Chairman from January 1997 to November 1997 and as the Company's Chief Financial Officer from November 1997 to October 1999. Prior to joining the Company, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive

Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. In nominating Mr. Kaufman, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his involvement with the Company in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Joseph Levin, age 37, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that builds, markets and delivers a wide range of consumer software products, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin has served on the board of directors of Match Group, Inc. since October 2015 and Groupon, Inc. since March 2017 and served on the boards of directors of LendingTree, Inc. from August 2008 through November 2014 and The Active Network, beginning prior to its 2011 initial public offering through its sale in December 2013. In nominating Mr. Levin, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his various roles with the Company since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Bryan Lourd, age 56, has been a director of IAC since April 2005. Mr. Lourd has served as partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing. He is a graduate of the University of Southern California. In connection with the nomination of Mr. Lourd, the Board considered his extensive experience as a principal of CAA, which the Board believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.

        David Rosenblatt, age 49, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for design, including furniture, art, jewelry and fashion. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google's acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt has also served as a member of the boards of directors of Twitter (since January 2011) and Narrative Science, Inc., a leading provider of natural language communications technology that helps organizations analyze and transform data into narrative reports (since April 2010). In connection with the nomination of Mr. Rosenblatt, the Board considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, Google and 1stdibs.com, Inc., which the Board believes give him particular insight into business strategy and leadership, as well as a deep understanding of the internet sector.

        Alan G. Spoon, age 65, has been a director of IAC (and its predecessors) since February 2003. Mr. Spoon has served as Partner Emeritus of Polaris Partners since January 2015 and previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation since July 1999, CableOne since July 2015 and Match Group, Inc. since November 2015 and as Chairman of the board of directors of Fortive Corporation since July 2016. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Executive Committee), where he also serves as a member of the board of directors of edX (an online education platform). In nominating Mr. Spoon, the Board considered his extensive private and public company board experience and public company management experience, all of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

        Alexander von Furstenberg, age 47, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing ("Ranger"), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. Mr. von Furstenberg has served as member of the board of directors of Expedia, Inc. since December 2015, Liberty Expedia Holdings, Inc. since November 2016 and La Scogliera, an Italian financial holding company and bank, since December 2016, and served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm, during the past five years. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line. In nominating Mr. von Furstenberg, the Board considered his private investment and public board experience, which the Board believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller's stepson.

        Richard F. Zannino, age 58, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm's Investment Committee and as co-head of the firm's consumer retail investment efforts. Mr. Zannino has also served as a member of the boards of directors of The Estée Lauder Companies, Inc. (since January 2010), Ollie's Bargain Outlet (since July 2015) and Francesca's Collections (during the past five years). Mr. Zannino previously served as Chief Executive Officer and a member of the board of directors of Dow Jones & Company from February 2006 to December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow

Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from July 2002 to February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 to June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 to January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In his not-for-profit affiliations, Mr. Zannino serves as a member of the Board of Trustees of Pace University. In connection with the nomination of Mr. Zannino, the Board considered his extensive public company management experience, which the Board believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The Board also considered Mr. Zannino's private equity experience, which the Board believes gives him particular insight into acquisition and investment strategy and financing.

Corporate Governance

        Leadership Structure.    The Company's business and affairs are overseen by its Board of Directors, which currently has twelve members. There are three management representatives on the Board and, of the nine remaining current directors, eight are independent. The Board has standing Audit, Compensation and Human Resources and Nominating Committees, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and our Board Committees, see the discussion under "Director Independence" beginning on page 13 and Board Committees beginning on page 15. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and Senior Executive and Chief Executive Officer and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit, Compensation and Human Resources and Nominating Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chairperson of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Diller currently serves as both our Chairman and Senior Executive and has held both positions since December 2010. Effective June 24, 2015, Mr. Levin assumed the role of Chief Executive Officer of IAC. This leadership change provides the Company with the benefit of Mr. Diller's continued oversight of the Company's strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of the Company and its operating businesses. At this time, the Company believes that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight.    Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing Company management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risks is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chairman and Senior Executive, Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment.    We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence.    Under the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Following these determinations, Company management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determinations.

        In February 2017, the Board determined that each of Messrs. Bronfman, Eisner, Lourd, Rosenblatt, Spoon and Zannino and Mses. Clinton and Hammer is independent. In connection with these determinations, the Board considered that in some cases in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from, co-invest with, develop and produce projects with and/or make donations to entities at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by IAC and its businesses. No relationships or payments considered were determined to be of the type that would: (i) preclude a finding of director independence under the Marketplace Rules or (ii) otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Of the remaining incumbent directors, Messrs. Diller, Kaufman and Levin are executive officers of the Company and Mr. von Furstenberg is Mr. Diller's stepson. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

        Director Nominations.    The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members and recommends candidates to the Board. While there are no specific requirements for eligibility to serve as a director of IAC, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. While the Board does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date IAC has not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

        Communications with the IAC Board.    Stockholders who wish to communicate with IAC's Board of Directors or a particular director may send any such communication to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board.    The Board met five times and acted by written consent three times during 2016. During 2016, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of IAC stockholders. One member of the Board of Directors attended IAC's 2016 Annual Meeting of Stockholders.

        The Board currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee.

        Board Committees.    The following table sets forth the members of each Board committee and the number of meetings held by each such committee, and times that each such committee took action by written consent, during 2016. Unless otherwise indicated, each committee member identified below served in the capacities set forth in the table for all of 2016.

Name	Audit Committee	Compensation and Human Resources Committee		Nominating Committee	Executive Committee
Edgar Bronfman, Jr.(1).	—	—		X	X
Chelsea Clinton(1)	—	—		—	—
Barry Diller	—	—		—	X
Michael D. Eisner(1)	—	—		X	—
Bonnie S. Hammer(1)	—	Chair	(2)	—	—
Victor A. Kaufman	—	—		—	X
Joseph Levin	—	—		—	—
Bryan Lourd(1)	X	—		—	—
David Rosenblatt(1)	—	Chair	(2)	—	—
Alan G. Spoon(1)	Chair	—		—	—
Alexander von Furstenberg	—	—		—	—
Richard F. Zannino(1)	X	—		—	—
Number of Meetings	8	1		0	0
Number of Written Consents	0	6		1	1

(1)
Independent director.

(2)
Ms. Hammer has served as Chairperson of the Compensation and Human Resources Committee since June 2016 and Mr. Rosenblatt served as Chairperson of the Compensation and Human Resources Committee from June 2014 through May 2016.

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix A to to this proxy statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, the Company's independent registered public accounting firm, the Company's internal audit function and Company management. The formal report of the Audit Committee is set forth on page 18.

        The Board has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules and the Marketplace Rules.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix B to this proxy statement. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of the Company's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they relate to the Company's executive officers. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The

Compensation and Human Resources Committee may also delegate to one or more of the Company's executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on IAC's processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, Company management and consultants, see the discussion under "Compensation Discussion and Analysis" generally beginning on page 21. The formal report of the Compensation and Human Resources Committee is set forth on page 28.

        Nominating Committee.    The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix C to this proxy statement. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members, (ii) recommending director nominees for the next annual meeting of stockholders (and nominees to fill vacancies on the Board as necessary) and (iii) making recommendations with respect to the compensation and benefits of directors.

        Executive Committee.    The Executive Committee has all the power and authority of the Board of Directors of IAC, except those powers specifically reserved to the Board by Delaware law or IAC's organizational documents.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

        As required pursuant to Section 14 of the Exchange Act of 1934, as amended (the "Exchange Act"), we are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executives for 2016. This proposal, which we refer to as the "say on pay vote," is not intended to address any specific item of compensation, but rather our overall compensation program and policies relating to our named executives.

        As described in detail under the caption Compensation Discussion and Analysis, beginning on page 21, our executive officer compensation program is designed to provide the level of compensation necessary to attract, retain, motivate and reward talented and experienced executives and to motivate them to achieve short-term and long-term goals, thereby enhancing stockholder value and creating a successful company.

        We believe that our executive officer compensation program, with its balance of short-term and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. Accordingly, we believe that the compensation paid to our named executives in 2016 pursuant to our executive officer compensation program was fair and appropriate and are asking our stockholders to vote FOR the adoption of the following resolution:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executives for 2016, as disclosed in this proxy statement, pursuant to the U.S. Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion."

        The approval, on an advisory basis, of the say on pay vote proposal requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board and Compensation and Human Resources Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executives. Following its 2011 Annual Meeting of Stockholders, the Company decided to seek a say on pay vote every three years. Accordingly, the Company last sought a say on pay vote at its 2014 Annual Meeting of Stockholders.

        The Board recommends that our stockholders vote FOR the advisory vote on executive compensation.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

        Section 14 of the Exchange Act also requires us to seek a non-binding advisory vote from our stockholders regarding the frequency of holding the advisory vote on executive compensation in the future. In casting your advisory vote, you may indicate whether you prefer that we seek an advisory vote every one, two or three years. You may also abstain from voting on this matter.

        After thoughtful consideration, our Compensation and Human Resources Committee and the Board believe that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company and its stockholders at this time. Our Board and the Compensation and Human Resources Committee believe that a triennial vote more closely mirrors the long-term nature of a significant portion of our executive officer compensation program and will discourage short-term thinking and, as a result, stockholder analysis of our performance and compensation practices would be more fully informed when viewed over a three-year period. Moreover, allowing more time in between the advisory votes on executive compensation would provide a greater opportunity for our Board and Compensation and Human Resources Committee to engage in meaningful analysis of any compensation issues and consideration of any stockholder concerns.

        The approval, on an advisory basis, of the frequency of holding the say on pay vote proposal requires the affirmative vote of the holders of a majority of the voting power of shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together. However, if no choice receives a majority of votes, then the option on the frequency of the advisory vote that receives the highest number of votes cast by stockholders will be considered by the Board as the recommendation of our stockholders as to the frequency of holding future say on pay votes. The vote is advisory in nature and therefore not binding on us or our Board. However, our Board values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

        The Board recommends that our stockholders vote for holding the say on pay vote once EVERY THREE YEARS.

        Section 14 of the Exchange Act requires us to seek a non-binding advisory vote from our stockholders on the frequency of seeking the say on pay vote every six years. Accordingly, we last sought this non-binding advisory vote at our 2011 Annual Meeting of Stockholders and the next such vote is scheduled to be held at the Company's 2023 Annual Meeting of Stockholders.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2017. Ernst & Young LLP has served as IAC's independent registered public accounting firm for many years and is considered by Company management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is attached as Appendix A to this proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and IAC's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2016 with IAC's management and Ernst & Young LLP.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard 1301, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2016 be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chairperson)
Bryan Lourd
Richard F. Zannino

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young LLP to IAC for the years ended December 31, 2016 and 2015:

	2016		2015
Audit Fees	$2,321,475	(1)	$5,919,000	(2)
Audit-Related Fees(3)	$50,000		$50,000

Total Audit and Audit-Related Fees	$2,371,475		$5,969,000
Tax Fees(4)	$13,750		$1,250,000

Total Fees	$2,385,225		$7,219,000

(1)
Audit Fees in 2016 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) statutory audits (audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law) and (iii) accounting consultations. Excludes Audit Fees incurred and paid directly by Match Group, Inc. ("Match Group").

(2)
Audit Fees in 2015 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees associated with the initial public offering of Match Group in November 2015, as well as the review of the related SEC registration statements, the issuance of consents and a comfort letter in connection therewith, accounting consultations and other services related to the offering, (iii) fees for the audit performed in connection with Match Group's acquisition of Plentyoffish Media Inc. in October 2015, (iv) statutory audits, (v) fees for services performed in connection with the issuance of Match Group's 6.75% Senior Notes due 2022 in November 2015, as well as the review and issuance of the related comfort letter and other services related to the issuance, and (vi) accounting consultations.

  Fees for services described in (i), (ii), (iii) and (v) above in the aggregate amount $3,980,000 were either allocated by the Company to Match Group (based on Match Group's revenue as a percentage of IAC's total revenue) or paid by IAC and reimbursed by Match Group.

(3)
Audit-Related Fees in 2016 and 2015 include fees for benefit plan audits.

(4)
Tax Fees in 2016 primarily include fees paid for tax compliance services and exclude Tax Fees incurred and paid directly by Match Group. Tax Fees in 2015 primarily include fees paid for the preparation of federal, state and local tax returns (including amended returns) in the United States and certain jurisdictions abroad and research and development tax credit studies, as well as tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from IAC and its management. Unless a type of service to be provided by IAC's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by IAC's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

INFORMATION CONCERNING IAC EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about IAC's current executive officers who are not director nominees is set forth below. For background information about IAC's Chairman and Senior Executive, Barry Diller, Chief Executive Officer, Joseph Levin, and Vice Chairman, Victor A. Kaufman, see the discussion under "Information Concerning Director Nominees" beginning on page 7.

        Glenn H. Schiffman, age 47, has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman's roles at Nomura followed Nomura's aquisition of Lehman's Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the board of directors of Match Group, Inc. since September 2016.

        Mark Stein, age 49, has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein has served on the board of directors of Match Group, Inc. since November 2015.

        Gregg Winiarski, age 46, has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC from February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. Mr. Winiarski has served on the board of directors of Match Group, Inc. since October 2015.

 COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

        Our executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A"), and to whom we refer to as our named executive officers in this CD&A (the "NEOs") are:

  •
  Barry Diller, Chairman and Senior Executive;

  •
  Joseph Levin, Chief Executive Officer;

  •
  Victor Kaufman, Vice Chairman;

  •
  Glenn Schiffman, Executive Vice President and Chief Financial Officer (since April 2016);

  •
  Mark Stein, Executive Vice President and Chief Strategy Officer (since January 2016); and

  •
  Gregg Winiarski, Executive Vice President and General Counsel.

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable the Company to meet its growth objectives.

        Although IAC is a publicly traded company, we attempt to foster an entrepreneurial culture, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital firms and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. The Company makes decisions based on a host of factors particular to a given executive's situation, including its firsthand experience with the competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which we compete.

        Similarly, we believe that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given period, the Company may have multiple objectives, and these objectives, and their relative importance, often change as competitive and strategic landscapes shift. Accordingly, we have historically avoided the use of strict formulas in our annual bonus program, believing that they often over-compensate or under-compensate a given performance level. We instead rely primarily on an approach that, while based on clear objectives, is not formulaic and allows for the exercise of discretion in setting final bonus amounts.

        In addition, we are of the view that long-term incentive compensation in the form of equity awards aligns the interests of executives with the interests of our long-term shareholders, and to further this important goal, equity awards play a prominent role in our overall compensation program. We have used non-qualified stock options as the predominant equity incentive vehicle for our executives for many years. We use this equity incentive instrument primarily for the sake of simplicity given that the value from stock option awards is directly dependent on appreciation in the Company's stock price and therefore provides an objectively measurable goal, and a belief that it would, in general, make the Company more competitive in recruiting talented executives and employees. From time to time, however, executives have been awarded restricted stock units in addition to, or in lieu of, stock option awards, depending on individual circumstances, and in 2016 two of our executives was awarded restricted stock units (as described below).

        We believe that the Company's executive officer compensation program puts the substantial majority of compensation at risk, rewards both individual executive and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company and aligns the interests of our key executives with the interests of our stockholders. We continuously evaluate our program and make changes as we deem appropriate.

Roles and Responsibilities

        The Compensation and Human Resources Committee of the Company's Board of Directors (for purposes of this CD&A, the "Committee") has primary responsibility for establishing the compensation of the Company's executive officers. All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Diller and Mr. Levin (as described below). The Committee currently consists of Ms. Hammer (Chairperson) and Mr. Rosenblatt.

        The executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2017, Messrs. Diller and Levin met with the Committee and discussed their views of corporate and individual executive officer performance for 2016 for Messrs. Kaufman, Schiffman, Stein and Winiarski, and their recommendations for annual bonuses for those executive officers. Mr. Diller also discussed Mr. Levin's performance, and his views on his own performance, with the Committee. Following these discussions, the Committee met in executive sessions to discuss these recommendations. After consideration of these recommendations, the Committee ultimately determined the annual bonus amount for each executive officer.

        In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        From time to time, the Committee has solicited the advice of consulting firms and engaged legal counsel. No such consulting firms or legal counsel were engaged during 2016.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2016, the Company engaged Mercer (US) Inc. to provide comparative market data in connection with the Company's own analysis of its equity compensation practices, but neither Mercer nor any other compensation consultant engaged by the Company had any role in determining or recommending the amount or form of executive compensation for 2016.

Compensation Elements

        Our compensation packages for executive officers primarily consist of salary, annual bonuses, IAC equity awards and, in certain instances, perquisites and other benefits.

  Salary

        We typically negotiate a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the Company's New York City location, salary levels of other executive officers within the Company and salary levels available to the individual in alternative opportunities. Salaries can increase based on a number of factors, including the assumption of additional responsibilities and other factors which demonstrate an executive officer's increased value to the Company. No executive officer's salary was adjusted during 2016.

  Annual Bonuses

        General. We establish bonus levels through a two-pronged process. First, at the beginning of each year, the Committee sets performance objectives, which historically have been tied to the achievement of EBITDA (as defined below), revenue or share price performance targets during the forthcoming year, and maximum bonus amounts. In general, these performance targets are minimum acceptable performance conditions, but with respect to which there is substantial uncertainty when we establish them. The establishment of performance targets and maximum bonus amounts is undertaken primarily to satisfy the requirements of Section 162(m) of the Internal Revenue Code, as amended. Satisfaction of one or more of the performance targets established by the Committee allows for the payment of bonuses that will be deductible by the Company for federal income tax purposes, should any bonuses be awarded to the Company's named executive officers. However, satisfaction of the applicable performance targets does not obligate the Committee to approve any specific bonus amount for any executive officer, and the Committee has historically reduced the maximum bonus amount based on a discretionary assessment of Company and, to a lesser extent, individual performance. In making its determinations regarding individual annual bonus amounts, the Committee considers a variety of factors, such as growth in profitability or achievement of strategic objectives by the Company, and an individual's performance and contribution to the Company. The Committee does not quantify the weight given to any specific element or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all relevant criteria. This process is designed to permit the Company to deduct the bonus compensation paid to executives for income tax purposes.

        The definition of EBITDA used for establishing Section 162(m) performance objectives comes from IAC's 2013 Stock and Annual Incentive Plan, and is as follows: "EBITDA" means for any period, operating profit (loss) plus, if applicable: (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

        2016 Bonuses. For 2016, the Committee predicated the payment of bonuses to executive officers on attaining: (i) EBITDA in any of the four consecutive calendar quarters beginning with the second quarter of 2016 at least equal to EBITDA in the corresponding calendar quarter twelve months before, (ii) revenue in any of the four consecutive calendar quarters beginning with the second quarter of 2016 at least equal to revenue in the corresponding calendar quarter twelve months before or (iii) share price growth of at least 5% over $42.39 (the closing price of the Company's common stock on February 10, 2016) on any 20 trading days during the period beginning on February 11, 2016 through December 31, 2016. Two of the targets were met. After concluding that the threshold performance targets for the payment of bonuses had been achieved, the Committee then exercised its right to reduce bonus amounts for each individual executive officer from the maximum level established. In setting actual bonus levels, the Committee considered a variety of factors, including:

  •
  Revenue and Adjusted EBITDA results.  Revenue decreased modestly over the prior year, reflecting challenges in our Publishing and Applications segments, offset by strong growth at Match Group and HomeAdvisor. Adjusted EBITDA increased modestly in 2016, reflecting strong growth at Match Group and HomeAdvisor and reduced losses at Vimeo;

  •
  Capitalization and cash position.  The Company repatriated over $315 million to stockholders during 2016 by way of share repurchases. In addition, during 2016: (i) the Company repurchased $126 million of its outstanding senior notes, and (ii) Match Group issued $400 million of 6.375% senior notes, repaid $450 million of its term loan and amended its term loan to reduce the interest rate payable on the outstanding balance, positioning each of us and Match Group for long term growth as we each continue to invest in our respective businesses and identify new opportunities for expansion; and

  •
  Strategic initiatives.  The Company took steps to positively advance the strategic position of several of its businesses. As part of its continuing review of its collection of assets, the Company: (i) provided for additional investment in those of its businesses where the Company believes there is upside opportunity, for example HomeAdvisor and Vimeo, (ii) restructured certain of its businesses, positioning them for future growth, including the businesses within our Publishing and Applications segments, and (iii) divested itself of several non-core assets, including Shoebuy, PriceRunner and Ask.fm. In addition, the Company focused on cost-cutting efforts throughout the organization during the year.

        While the factors noted above were the primary ones considered in setting bonus award amounts, the Committee also considered each executive officer's role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. With respect to 2016 bonuses for our NEOs, the Committee considered the following: (i) with respect to Mr. Diller, his role in providing strategic direction for the Company overall, (ii) with respect to Mr. Levin, his continuing focus on managing the day-to-day business operations of the Company, including stepping in as acting Chief Executive Officer of Vimeo and participating in the development of strategic initiatives for the Company, (iii) with respect to Mr. Kaufman, his participation in strategic oversight of the Company, (iv) with respect to Mr. Schiffman, his new role as Executive Vice President and Chief Financial Officer and his oversight of cost-cutting initiatives, (v) with respect to Mr. Stein, participating in the development of strategy for several of the Company's businesses and (vi) with respect to Mr. Winiarski, his role in managing the successful completion of a number of acquisitions and dispositions of businesses and investments.

        As noted above, in setting individual bonus amounts, the Committee did not quantify the weight assigned to any specific factor, nor did it apply a formulaic calculation. In setting bonus amounts, the Committee generally considered the Company's overall performance, the amount of bonus for each NEO relative to other Company executives and the recommendations of the Chairman and Senior Executive and the Chief Executive Officer. In addition, the Committee considered achievements in 2016 as compared to achievements and bonus levels in prior years.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

  Long-Term Incentives

        General. Due to our entrepreneurial philosophy, we believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.

        While there is currently no formal stock ownership or holding requirement for executive officers, our executive officers generally have historically held a significant portion of their stock awards (net of tax withholdings) well beyond the relevant vesting dates.

        In establishing equity awards for an executive officer for any given period, the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised awards, is reviewed and evaluated on an individual-by-individual basis. In setting award levels, the predominant considerations are providing the executive officer with effective retention incentives, appropriate reward for past performance, incentives for strong future performance and competitive conditions. The annual corporate performance factors relevant to setting bonus amounts, while considered, are generally less relevant in determining the type and level of equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument relative to our annual bonuses.

        The Company's usual practice is to schedule the Committee meetings at which awards are to be made in advance, without regard to the timing of the release of earnings or other material information.

        2016 Equity Awards. In February 2016, the Committee granted 200,000 stock options to Mr. Levin, 150,000 stock options to Mr. Stein and 100,000 stock options to Mr. Winiarski. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Also in February 2016, Mr. Levin received 100,000 restricted stock units, vesting in one lump sum installment on the third anniversary of the grant date, and Mr. Kaufman received a restricted stock unit award with a dollar value of $350,000 in accordance with the terms of his employment agreement, vesting in thirds on the first three anniversaries of the grant date. In April 2016, upon joining the Company, Mr. Schiffman received 200,000 stock options that vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Mr. Diller did not receive an equity award in 2016, as the Committee granted him one million stock options in 2015, with the Committee noting at that time the Company's history of granting Mr. Diller equity awards once every few years (and the Committee's intention to remain consistent with that approach).

        We believe these awards provide meaningful retention and performance incentives for our executive officers.

        2017 Equity Awards. In February 2017, the Committee granted 300,000 stock options to Mr. Levin, 150,000 stock options to each of Messrs. Schiffman and Stein, and 100,000 stock options to Mr. Winiarski. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Also in February 2017, Mr. Kaufman received a restricted stock unit award with a dollar value of $350,000 in accordance with the terms of his employment agreement, vesting in thirds on the first three anniversaries of the grant date.

2016 Employment Agreement

        New Employment Agreement for Mr. Schiffman. Effective April 7, 2016 (the "Effective Date"), IAC and Mr. Schiffman entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Schiffman became the Company's Executive Vice President and Chief Financial Officer. The Employment Agreement has a scheduled term of one (1) year from the Effective Date and provides for automatic renewals for successive one (1) year terms absent written notice from IAC or Mr. Schiffman ninety (90) days prior to the expiration of the then current term.

        The Employment Agreement provides that Mr. Schiffman will be eligible to receive an annual base salary (currently $600,000), discretionary annual cash bonuses, equity awards and such other employee benefits as may be reasonably determined by the Committee. Upon joining IAC, Mr. Schiffman was granted 200,000 IAC stock options that vest 25% a year, on the first four anniversaries of the grant date, subject to Mr. Schiffman's continued employment with IAC, and have an exercise price equal to the closing price of the Company's common stock on the Effective Date (the "2016 Options").

        Upon certain involuntary terminations of Mr. Schiffman's employment and subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below: (i) IAC will continue to pay Mr. Schiffman his annual base salary for one (1) year following such termination, (ii) the 2016 Options shall vest as of such date of termination, (iii) all other IAC equity awards (including any cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Schiffman that would have otherwise vested during the one (1) year period following such termination shall vest as of the date of such termination and (iv) all vested and outstanding IAC stock options held by Mr. Schiffman as of the date of such termination (including any stock options that vested pursuant to the acceleration rights described above), shall remain outstanding and exercisable for eighteen (18) months from the date of such termination.

        Pursuant to his agreement, Mr. Schiffman is bound by a covenant not to compete with IAC's businesses during the term of his employment and for twelve (12) months after certain involuntary terminations and covenants not to solicit IAC's employees or business partners during the term of his employment and for eighteen (18) months after such a termination. In addition, Mr. Schiffman agreed not to use or disclose any confidential information of IAC or its affiliates.

Change of Control

        The Company's equity awards for senior executive officers generally include a so-called "double-trigger" change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two (2) year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the heading "Severance," we use the term "involuntary termination" to mean both a termination by the Company without "cause" and a resignation by the executive for "good reason" or similar construct.

Severance

        We generally provide executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that through providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive voluntarily resigns from the Company.

Other Compensation

        General.    We provide Mr. Diller with various non-cash benefits as part of his overall compensation program. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits is reported under the "All Other Compensation" column in the Summary Compensation Table on page 29 pursuant to applicable SEC rules. Our executive officers do not participate in any deferred compensation or retirement programs other than the Company's 401(k) plan. Other than a tax gross-up on certain relocation benefits provided to Mr. Schiffman in connection with his moving to the New York City metropolitan area to assume the role of Executive Vice President and Chief Financial Officer, we did not gross-up any benefits provided to any executive officer in 2016. Other than those described specifically below, our executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from the Company's other employees.

        Mr. Diller.    Pursuant to Company policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with the Company while he is traveling, to change his plans quickly in the event Company business requires and to conduct confidential Company business while flying, be it telephonically, by e-mail or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to the Company while traveling in either case. Nonetheless, the incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Diller from the Company, and is taken into account in establishing his overall compensation package. For certain personal use of Company-owned aircraft, Mr. Diller reimburses the Company at the maximum rate allowable under applicable rules of the Federal Aviation Administration. See the disclosure under the caption "Relationships Involving Significant Stockholders, Named Executives and Directors—Relationships Involving Mr. Diller" on page 45.

        Additionally, the Company provides Mr. Diller with access to certain automobiles for business and personal use. We also provide certain Company-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by the Company at their incremental cost to the Company or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.

        Mr. Levin.    Pursuant to Company policy, Mr. Levin is encouraged to travel, both for business and personal purposes, on corporate aircraft for the same reasons as set forth above for Mr. Diller. The incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Levin from the Company, and is taken into account in establishing his overall compensation package.

        Mr. Kaufman.    Mr. Kaufman is entitled to use corporate aircraft chartered by the Company for a certain amount of personal travel annually. However, Mr. Kaufman reimburses the Company for the Company's incremental cost of such travel and/or pays the relevant third parties directly, and therefore the value of such travel is not treated as compensation to Mr. Kaufman. Typically, Mr. Kaufman's spouse accompanies him on personal and business flights at no incremental cost to the Company.

        Mr. Schiffman.    As part of the agreement for Mr. Schiffman to move to the New York City metropolitan area to accept the position of Executive Vice President and Chief Financial Officer, the Company agreed to compensate Mr. Schiffman for various costs of relocating from Austin, Texas, including airfare for certain trips between the New York City metropolitan area and Austin, Texas until his family joined him in the New York City metropolitan area during the third quarter of 2016, the payment of certain brokerage fees in connection with the disposition of his home, costs of temporary housing, moving expenses and associated tax gross-ups. We do not expect these amounts to be recurring, and though the applicable compensation disclosure rules require us to disclose the value of these items as compensation, we did not take them into account in determining the other components of Mr. Schiffman's compensation, as we view them as a cost to the Company in facilitating Mr. Schiffman's move to the New York City metropolitan area.

Tax Deductibility

        Whenever possible, we endeavor to structure our compensation program so that the compensation we pay is deductible by the Company for federal income tax purposes. Because of the use of performance conditions in connection with our equity awards and annual bonuses, and the fact that no salaries are in excess of one million dollars, these three components are generally deductible by the Company. However, under applicable rules of the Internal Revenue Service, the personal use of corporate aircraft leads to a disallowance of the deduction of certain airplane and related costs.

COMPENSATION AND HUMAN RESPOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in IAC's 2016 Annual Report on Form 10-K and this proxy statement.

Members of the Compensation and Human Resources Committee

Bonnie S. Hammer (Chairperson)
David Rosenblatt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The membership of the Compensation and Human Resources Committee consisted of Ms. Hammer and Mr. Rosenblatt during 2016. Neither of them has ever been an officer or employee of IAC at any time during their respective service on the committee.

EXECUTIVE COMPENSATION

Overview

        The Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executives in 2016, as well as Company equity awards made to our named executives in 2016, Company equity awards held by our named executives on December 31, 2016 and the dollar value realized by our named executives upon the vesting and exercise of equity awards during 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Barry Diller	2016	$500,000	$2,000,000	—	—		$1,184,234	$3,684,234
Chairman and Senior	2015	$500,000	—	—	$14,220,000		$1,136,025	$15,856,025
Executive	2014	$500,000	$2,200,000	—	—		$967,978	$3,667,978
Joseph Levin	2016	$1,000,000	$2,500,000	$4,037,000	$2,580,000		$358,980	$10,475,980
Chief Executive Officer	2015	$1,000,000	$1,250,000	—	$8,066,000	(4)	$340,622	$10,656,622
(since June 2015)
Victor A. Kaufman	2016	$100,000	$100,000	$349,968	—		$16,796	$566,764
Vice Chairman	2015	$100,000	$100,000	$349,972	—		$16,796	$566,768
	2014	$100,000	$100,000	$349,947	—		$18,083	$568,030
Glenn H. Schiffman	2016	$420,000	$1,750,000	—	$2,942,000		$225,586	$5,337,586
Executive Vice President and
Chief Financial Officer
(since April 2016)
Mark Stein	2016	$550,000	$1,000,000	—	$1,935,000		$7,950	$3,492,950
Executive Vice President and
Chief Strategy Officer
(since January 2016)
Gregg Winiarski	2016	$500,000	$1,250,000	—	$1,290,000		$7,950	$3,047,950
Executive Vice	2015	$500,000	$1,500,000	—	$1,476,000		$7,950	$3,483,950
President, General	2014	$500,000	$1,000,000	—	$2,447,500		$7,800	$3,955,300
Counsel and Secretary

(1)
Reflects the dollar value of RSU awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded.

(2)
Unless otherwise indicated, these amounts represent the grant date fair value of stock option awards using the Black-Scholes option pricing model. For details regarding the assumptions used to calculate these amounts in 2016, see footnote 3 to the "Grants of Plan-Based Awards in 2016" table on page 31. In 2015, Mr. Levin was granted a stock option award with vesting tied to continued employment and a performance stock option award with vesting tied to continued employment and exercisability tied to the satisfaction of certain performance-based conditions related to the Company's stock price. Accordingly, in the case of the related amount in the table above, $3,980,000 of this amount represents the grant date fair value of the stock option award with vesting tied to continued employment using the Black-Scholes option pricing model and $4,086,000 of this amount represents the grant date fair value of the performance stock option award using a lattice model that incorporates a Monte Carlo simulation of the Company's stock price.

(3)
Additional information regarding all other compensation amounts for each named executive in 2016 is as follows:

	Barry Diller	Joseph Levin	Victor A. Kaufman	Glenn H. Schiffman	Mark Stein	Gregg Winiarski
Personal use of Company aircraft(a)	$1,113,542	$351,030	—	—	—	—
Parking garage	—	—	$10,796	—	—	—
Relocation costs and related tax reimbursements(b)	—	—	—	$225,586	—	—
401(k) plan Company match	$7,950	$7,950	$6,000	—	$7,950	$7,950
Miscellaneous(c)	$62,742	—	—	—	—	—

	$1,184,234	$358,980	$16,796	$225,586	$7,950	$7,950

(a)
Pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal purposes and Mr. Levin is encouraged to use Company aircraft for business and personal travel when doing so would serve the interests of the Company. See the discussion regarding airplane travel under "Compensation Discussion and Analysis" on page 27. We calculate the incremental cost to the Company for personal use of Company aircraft based on the average variable operating costs to the Company. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of Company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. Messrs. Diller and Levin occasionally had family members or other guests accompany them on business and personal trips. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to Messrs. Diller and Levin, the amount of which is calculated in accordance with applicable Internal Revenue Service rules.

(b)
Reflects $145,359 paid to or on behalf of Mr. Schiffman for certain costs related to the relocation of him and his family to the New York City metropolitan area and $80,227 in related tax reimbursements on income imputed to Mr. Schiffman for certain of these costs.

(c)
Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller's personal use of an automobile leased and maintained by IAC and a cash car allowance, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally, (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of the Company's information technology technical support and certain communications equipment and (iv) costs incurred for Mr. Diller's personal use of other car services.

(4)
In connection with the grant of IAC stock options to Mr. Levin at the time he was appointed Chief Executive Officer of IAC in June 2015, Mr. Levin surrendered equity awards tied solely to the value of IAC's Search business.

Grants of Plan-Based Awards in 2016

        The table below provides information regarding all IAC stock options and RSUs granted to our named executives in 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Barry Diller	—	—		—	—	—
Joseph Levin	2/10/16	—		200,000	$40.37	$2,580,000	(3)
	2/10/16	100,000	(4)	—	—	$4,037,000	(5)
Victor A. Kaufman	2/10/16	8,669	(4)	—	—	$349,968	(5)
Glenn H. Schiffman	4/7/2016	—		200,000	$45.78	$2,942,000	(3)
Mark Stein	2/10/16	—		150,000	$40.37	$1,935,000	(3)
Gregg Winiarski	2/10/16	—		100,000	$40.37	$1,290,000	(3)

(1)
These stock options vested/vest in four equal installments on the anniversary of the applicable grant date, subject to continued employment.

(2)
The exercise price is equal to the fair market value per share (as defined in the applicable stock and annual incentive plan) of IAC common stock on the grant date.

(3)
Reflects the grant date fair value of stock option awards using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the stock options, in effect at the grant date), expected term (based on the historical exercise behavior of our employees) and dividend yield (based on historical dividend payments). The assumptions used to calculate the amounts in the table above for stock option awards granted to our named executives are as follows:

Named Executive	Expected Volatility	Risk-Free Interest Rate	Expected Term	Dividend Yield
Joseph Levin	30.27%	1.317%	6.07 years	—
Glenn H. Schiffman	30.18%	1.333%	6.16 years	—
Mark Stein	30.27%	1.317%	6.07 years	—
Gregg Winiarski	30.27%	1.317%	6.07 years	—
(4)
These RSUs vested/vest in three equal installments on the anniversary of the grant date, subject to continued employment.

(5)
Reflects the dollar value of RSU awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The table below provides information regarding IAC equity awards held by our named executives on December 31, 2016. The market value of all RSU awards is based on the closing price of IAC common stock on December 30, 2016 ($64.79).

	Option Awards						Stock Awards(1)
Name	Number of securities underlying unexercised options (#)		Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
	(Exercisable)		(Unexercisable)
Barry Diller	300,000		—		$31.89	4/20/21	—	—
	125,000	(2)	375,000	(2)	$67.45	3/29/25	—	—
	125,000	(2)	375,000	(2)	$84.31	3/29/25	—	—
Joseph Levin	250,000		—		$19.03	12/17/19	—	—
	100,000		—		$60.00	2/2/22	—	—
	112,500		—		$45.78	2/2/22	—	—
	50,000	(2)	50,000	(2)	$66.30	8/1/24	—	—
	50,000	(3)	350,000	(3)	$77.26	6/24/25	—	—
	—		200,000	(2)	$40.37	2/10/26	—	—
	—		—		—	—	330,432	$21,408,689
Victor A. Kaufman	200,000		—		$30.90	3/30/21	—	—
	—		—		—	—	14,215	$920,991
Glenn H. Schiffman	—		200,000	(2)	$45.78	4/7/26	—	—
Mark Stein	14,323		—		$20.05	1/31/18	—	—
	75,000		—		$16.28	12/17/18	—	—
	100,000		—		$60.00	2/2/22	—	—
	87,500		—		$45.78	2/2/22	—	—
	25,000	(4)	175,000	(4)	$70.88	9/17/25	—	—
	—		150,000	(2)	$40.37	2/10/26	—	—
	—		—		—	—	94,346	$6,112,677
Gregg Winiarski	50,000		—		$21.60	2/16/20	—	—
	200,000		—		$30.90	3/30/21	—	—
	175,000		—		$45.78	2/2/22	—	—
	33,003	(2)	11,002	(2)	$47.06	5/3/23	—	—
	62,500	(2)	62,500	(2)	$71.55	3/28/24	—	—
	25,000	(2)	75,000	(2)	$61.68	2/11/25	—	—
	—		100,000	(2)	$40.37	2/10/26	—	—
	—		—		—	—	5,313	$344,229

(1)
The table below provides the following information regarding RSUs held by each of our named executives on December 31, 2016: (i) the grant date of each award, (ii) the number of RSUs outstanding on December 31, 2016, (iii) the market value of RSUs outstanding on December 31, 2016, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested/are scheduled to vest in each of the fiscal years ending December 31, 2017, 2018 and 2019.

		Market Value of Unvested RSUs as of 12/31/16 ($)
	Number of Unvested RSUs as of 12/31/16 (#)
			Vesting Schedule (#)
Name and Grant Date			2017	2018	2019
Barry Diller	—	—	—	—	—
Joseph Levin
4/2/13	55,432	$3,591,439	55,432	—	—
7/29/14	175,000	$11,338,250	87,500	—	87,500
2/10/16	100,000	$6,479,000	33,333	33,333	33,334
Victor A. Kaufman
2/11/14	1,763	$114,225	1,763	—	—
2/11/15	3,783	$245,101	1,891	1,892	—
2/10/16	8,669	$561,665	2,889	2,890	2,890
Glenn H. Schiffman	—	—	—	—	—
Mark Stein
4/2/13	44,346	$2,873,177	44,346	—	—
9/17/15	50,000	$3,239,500	—	25,000	25,000
Gregg Winiarski
5/3/13	5,313	$344,229	5,313	—	—
(2)
These stock options vested/vest in four equal installments on the anniversary of the applicable grant date, subject to continued employment.

(3)
Consists of: (i) 200,000 stock options that vested/vest in four equal installments on the anniversary of the grant date, subject to continued employment (50,000 of which were vested on December 31, 2016), and (ii) 200,000 performance stock options that vest in four equal installments on the anniversary of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $115.89 (a 50% increase to the closing price of the Company's common stock on the grant date) at any time during the period during which the stock options are outstanding. As of December 31, 2016 and the date of this proxy statement, the performance condition for the performance stock options described in (ii) above had not been satisfied.

(4)
Consists of: (i) 100,000 stock options that vested/vest in four equal installments on the anniversary of the grant date, subject to continued employment (25,000 of which were vested as of December 31, 2016), and (ii) 100,000 performance stock options that vest in four equal installments on the anniversary of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $106.32 (a 50% increase to the closing price of the Company's common stock on the grant date) at any time during the period during which the stock options are outstanding. As of December 31, 2016 and the date of this proxy statement, the performance condition for the performance stock options described in (ii) above had not been satisfied.

2016 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of stock options and/or the vesting of RSU awards in 2016 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of stock options represents the difference between the sale price of the shares acquired upon exercise and the exercise price of the stock options, multiplied by the number of stock options exercised. The dollar value realized upon the vesting of RSUs represents the closing price of IAC common stock on the vesting date, multiplied by the number of RSUs so vesting.

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Barry Diller	—	—	—	—
Joseph Levin	—	—	55,432	$2,584,794
Victor A. Kaufman	190,971	$5,529,775	6,240	$268,103
Glenn H. Schiffman	—	—	—	—
Mark Stein	—	—	44,345	$2,067,807
Gregg Winiarski	50,000	$1,665,583	5,312	$254,073

Estimated Potential Payments Upon Termination or Change in Control of IAC

        Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executives to continued base salary payments, the acceleration of the vesting of equity awards and/or extended post-termination exercise periods for stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of IAC). These arrangements are described below as they would have applied to each named executive on December 31, 2016.

        Certain amounts that would have become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2016, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the named executive's base salary and the number of IAC stock options and/or RSUs outstanding on December 31, 2016 and the closing price of IAC common stock ($64.79) on December 30, 2016. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

  Messrs. Diller, Levin and Stein

        No payments would have been made to Messrs. Diller, Levin and Stein pursuant to any agreement between the Company and these named executives upon a termination without cause or due to death or disability or a resignation for good reason on December 31, 2016. In addition, no payments would have been made to Messrs. Diller, Levin and Stein pursuant to any agreement between the Company and these named executives upon a change in control of IAC on December 31, 2016. Lastly, upon a termination without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC, in accordance with the applicable omnibus stock and incentive plan and the related award agreements, the vesting of all then outstanding and unvested stock options and/or RSUs, as applicable, held by Messrs. Diller, Levin and Stein would have been accelerated.

        In addition, in the case of Mr. Diller only, under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between the Company and Mr. Diller, we agreed that to the extent any payment or distribution by the Company to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Internal Revenue Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given that Mr. Diller would not have received any payments or other benefits upon an assumed change in control of IAC at the end of 2016, the Company does not believe that any excise tax would be imposed or that any gross-up would be required.

  Mr. Kaufman

        Upon a termination without cause or resignation for good reason on December 31, 2016, pursuant to the terms of his employment agreement, Mr. Kaufman would have been entitled to:

  •
  the partial vesting of outstanding and unvested RSUs in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2018.

        No payments would have been made to Mr. Kaufman pursuant to any agreement between the Company and Mr. Kaufman upon a change in control of IAC on December 31, 2016. Upon a termination without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested RSUs held by Mr. Kaufman would have been accelerated. For Mr. Kaufman, "good reason" means a material breach of his amended employment agreement by the Company that it fails to remedy.

  Mr. Schiffman

        Upon a termination without cause or resignation for good reason on December 31, 2016, pursuant to the terms of his employment agreement, Mr. Schiffman would have been entitled to:

  •
  receive 12 months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (18 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  the vesting of all outstanding and unvested stock options granted to him in 2016;

  •
  the partial vesting of outstanding and unvested stock options and/or RSUs (as applicable) granted after 2016 (including cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2018.

        No payments would have been made to Mr. Schiffman pursuant to any agreement between the Company and Mr. Schiffman upon a change in control of IAC on December 31, 2016. Upon a termination without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested stock options held by Mr. Schiffman would have been accelerated.

        For Mr. Schiffman, "good reason" includes: (i) a material diminution in the authorities, duties or responsibilities of the person to whom Mr. Schiffman is required to report (IAC's Chief Executive Officer), (ii) a material reduction in his title, duties or level of responsibilities, including any circumstances under which IAC is no longer publicly traded and is controlled by another company, (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of the New York City metropolitan area, and (v) any other action or inaction that constitutes a material breach by IAC of his employment agreement, in each case, without the written consent of Mr. Schiffman or that is not cured promptly after notice.

  Mr. Winiarski

        Upon a termination without cause or resignation for good reason on December 31, 2016, pursuant to the terms of his employment agreement, Mr. Winiarski would have been entitled to:

  •
  receive 12 months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  the partial vesting of outstanding and unvested stock options and RSUs in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2018.

        No payments would have been made to Mr. Winiarski pursuant to any agreement between the Company and Mr. Winiarski upon a change in control of IAC on December 31, 2016. Upon a termination without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested stock options and RSUs held by Mr. Winiarski would have been accelerated.

        For Mr. Winiarski, "good reason" includes: (i) a material adverse change in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) a material relocation of his principal place of employment outside of the New York City metropolitan area, and (iv) a material adverse change in reporting structure such that he is no longer reporting to a Company officer with a title of Executive Vice President or above that reports to the Company's Chairman or Vice Chairman, in each case, without the written consent of Mr. Winiarski or that is not cured promptly after notice.

Name and Benefit	Termination of Employment Without Cause or Resignation for Good Reason		Termination of Employment Without Cause or Resignation for Good Reason During the Two Year Period Following a Change in Control of IAC
Barry Diller
Continued Salary	—		—
Market Value of stock options that would vest	—		—
Market Value of RSUs that would vest	—		—

Total Estimated Incremental Value	—		—

Joseph Levin
Continued Salary	—		—
Market Value of stock options that would vest(1)	—		$4,884,000	(3)
Market Value of RSUs that would vest(2)	—		$21,408,689	(4)

Total Estimated Incremental Value	—		$26,292,689

Victor A. Kaufman
Continued Salary	—		—
Market Value of stock options that would vest	—		—
Market Value of RSUs that would vest(2)	$423,986	(5)	$920,991	(4)

Total Estimated Incremental Value	$423,986		$920,991

Glenn H. Schiffman
Continued Salary	$600,000		$600,000
Market Value of stock options that would vest(1)	$3,802,000	(6)	$3,802,000	(3)
Market Value of RSUs that would vest	—		—

Total Estimated Incremental Value	$4,402,000		$4,402,000

Mark Stein
Continued Salary	—		—
Market Value of stock options that would vest(1)	—		$3,663,000	(3)
Market Value of RSUs that would vest(2)	—		$6,112,677	(4)

Total Estimated Incremental Value	—		$9,775,677

Gregg Winiarski
Continued Salary	$500,000		$500,000
Market Value of stock options that would vest(1)	$883,315	(7)	$2,870,315	(3)
Market Value of RSUs that would vest(2)	$344,229	(5)	$344,229	(4)

Total Estimated Incremental Value	$1,727,544		$3,714,544

(1)
Represents the difference between the closing price of IAC common stock ($64.79) on December 30, 2016 and the exercise price(s) of all in-the-money stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options accelerated.

(2)
Represents the closing price of IAC common stock ($64.79) on December 30, 2016, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event specified above.

(3)
Represents the value of stock options that would have vested upon a termination of employment without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC in accordance with the applicable omnibus stock and annual incentive plan and the related award agreements.

(4)
Represents the value of RSUs that would have vested upon a termination of employment without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC in accordance with the applicable omnibus stock and annual incentive plan and the related award agreements.

(5)
Represents the value of RSUs that would have otherwise vested during the 12-month period following a termination of employment without cause or resignation for good reason in accordance with the terms of the employment agreements of Messrs. Kaufman and Winiarski.

(6)
Represents the value of stock options that would have vested upon a termination of employment without cause or resignation for good reason on December 31, 2016 in accordance with the terms of Mr. Schiffman's employment agreement.

(7)
Represents the value of stock options that would have otherwise vested during the 12-month period following a termination of employment without cause or resignation for good reason in accordance with the terms of Mr. Winiarski's employment agreement.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2016, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, IAC RSUs or other rights to acquire shares of IAC common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	10,245,663	(3)	$52.41	4,776,918	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	10,245,663	(3)	$52.41	4,776,918	(4)

(1)
Information excludes 3,941,292 shares that may be issuable upon the settlement of subsidiary-level equity awards (after giving effect to the withholding of shares to cover taxes due) that relate to subsidiaries of IAC and Match Group, Inc. ("Match Group"), based on the estimated values of such awards as of December 31, 2016. For a description of these awards, see the discussion under the caption "Equity Instruments Denominated in the Shares of Certain Subsidiaries" in Note 13 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference.

  Following the completion of Match Group's initial public offering in November 2015, subsidiary-level equity awards that relate to Match Group subsidiaries are settleable, at IAC's election, in shares of IAC common stock or Match Group common stock. To the extent that shares of IAC common stock are issued in settlement of these awards, Match Group will reimburse IAC for the cost of those shares by issuing IAC additional shares of Match Group common stock.

  The number of shares ultimately needed to settle subsidiary-level equity awards can vary from the estimated numbers disclosed above as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2016.

(2)
Consists of IAC's 2008 and 2013 Stock and Annual Incentive Plans. For a description of these stock and annual incentive plans, see the first two paragraphs of Note 13 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference.

(3)
Includes an aggregate of: (i) up to 1,093,798 shares issuable upon the vesting of IAC RSUs (including performance-based RSU awards, with the total number of shares included above assuming the maximum potential payout) and (ii) 9,151,865 shares issuable upon the exercise of outstanding IAC stock options, in each case, as of December 31, 2016.

(4)
Reflects 8,718,210 shares that remain available for future issuance under the plans described in footnote 2 above less an aggregate of 3,941,292 shares (after giving effect to the withholding of shares to cover taxes due) that may be issuable upon the settlement of the subsidiary-level phantom equity awards discussed in footnote 1 above.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    The Nominating Committee has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align the interests of our directors with those of our stockholders. Arrangements in effect during 2016 provided that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual Chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provided that each non-employee director receive a grant of RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service for IAC and its affiliates and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board committee meetings.

        Deferred Compensation Plan for Non-Employee Directors.    Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director ceases to be a member of the Board, he or she will receive: (i) with respect to share units, such number of shares of IAC common stock as the share units represent, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in a one lump sum installment after the relevant director leaves the Board and otherwise in accordance with the plan.

        2016 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2016 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of RSU awards granted in 2016.

	Fees Earned
Name(4)	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards($)(2)	Total($)(3)
Edgar Bronfman, Jr.	—	$50,000	$249,989	$299,989
Chelsea Clinton	—	$50,000	$249,989	$299,989
Michael D. Eisner	$50,000	—	$249,989	$299,989
Bonnie S. Hammer	$65,000	—	$249,989	$314,989
Bryan Lourd	—	$60,000	$249,989	$309,989
David Rosenblatt	$65,000	—	$249,989	$314,989
Alan G. Spoon	$80,000	—	$249,989	$329,989
Alexander von Furstenberg	$50,000	—	$249,989	$299,989
Richard F. Zannino	$60,000	—	$249,989	$309,989

(1)
Represents the dollar value of fees deferred in the form of share units by the relevant director under IAC's Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of the plan, share units are credited with the number of share units that could have been purchased with the dollar amount of ordinary cash dividends payable on the number of share units outstanding on the relevant dividend record date, with each share unit being treated as if it was one share of IAC common stock. Share units issued as credit for ordinary cash dividends paid are settled at the same time as the underlying share units (after the relevant director leaves the Board and otherwise in accordance with the plan).

(2)
Reflects the grant date fair value of RSU awards, calculated by multiplying the closing price of IAC common stock on the grant date by the number of RSUs awarded.

(3)
The differences in the amounts shown above among directors reflect, as applicable, committee service (or lack thereof), which varies among directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 27, 2017, information relating to the beneficial ownership of IAC common stock and Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and Class B common stock, (2) each current director and director nominee, (3) each named executive and (4) all current directors and named executives of IAC as a group. As of April 27, 2017, there were 72,963,884 and 5,789,499 shares of IAC common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC's corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any stock options and/or RSUs that will vest, within 60 days of April 27, 2017, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.

	IAC Common Stock			IAC Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned		% of Class Owned	(All Classes) %
The Vanguard Group.	5,516,220	(1)	7.6%	—		—	4.2%
100 Vanguard Blvd.
Malvern, PA 19355
Highfields Capital Management LP	4,216,179	(2)	5.8%	—		—	3.2%
200 Clarendon Street, 59th Floor
Boston, Massachusetts 02116
TIAA-CREF Investment Management, LLC	2,230,378	(3)(4)	3.1%	—		—	1.7%
730 Third Avenue
New York, NY 10017
Teachers Advisors, LLC	1,614,276	(4)(5)	2.2%	—		—	1.2%
730 Third Avenue
New York, NY 10017
Barry Diller	6,727,921	(6)(7)	8.5%	5,789,499	(7)	100%	44.7%
Edgar Bronfman, Jr.	9,789	(8)	*	—		—	*
Chelsea Clinton	22,821	(9)	*	—		—	*
Michael D. Eisner	32,091	(10)	*	—		—	*
Bonnie S. Hammer	4,521	(11)	*	—		—	*
Victor A. Kaufman	345,775	(12)	*	—		—	*
Joseph Levin	726,195	(13)	*	—		—	*
Bryan Lourd	17,156	(14)	*	—		—	*
David Rosenblatt	49,774	(15)	*	—		—	*
Glenn H. Schiffman	—		—	—		—	—
Alan G. Spoon	92,608	(16)	*	—		—	*
Mark Stein	382,319	(17)	*	—		—	*
Alexander von Furstenberg	598,175	(3)(7)(18)	*	540,901	(7)	9.3%	4.2%
Diane von Furstenberg	5,385,309	(3)(7)(19)	6.9%	5,248,598	(7)	90.7%	40.2%
Gregg Winiarski	667,012	(20)	*	—		—	*
Richard F. Zannino	50,091	(21)	*	—		—	*
All current named executives and directors as a group (15 persons)	9,183,058		11.3%	5,789,499		100%	45.9%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 4 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 10, 2017. Vanguard beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 42,215, 8,705, 5,469,044 and 47,176 shares of IAC common stock, respectively, listed in the table above.

(2)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed by Highfields Capital Management LP ("Highfields") on behalf of itself, Highfields GP LLC (the General Partner of Highfields) and Jonathan S. Jacobson (in his capacities as the Managing Member of Highfields GP LLC and the Chief Investment Officer of Highfields) (collectively, the "Highfields Reporting Persons") with the SEC on February 14, 2017. IAC holdings disclosed in the table above as beneficially owned by Highfields are held for the account of private investment funds for which Highfields acts as an investment manager (Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III L.P. and HFLO Partners L.P.). The Highfield Reporting Persons have sole voting and sole dispositive power over all 4,217,179 shares of IAC common stock, respectively, listed in the table above.

(3)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed by TIAA-CREF Investment Management, LLC ("TIAA-CREF") with the SEC on February 14, 2017. TIAA-CREF beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser. TIAA-CREF has sole voting power and sole dispositive power over all 2,230,378 shares of IAC common stock listed in the table above.

(4)
TIAA-CREF is the investment adviser to the College Retirement Equities Fund ("CREF"), a registered investment company, and may be deemed to be a beneficial owner of 2,230,378 shares of IAC common stock owned by CREF. Teachers Advisors, LLC ("Teachers") is the investment adviser to three registered investment companies, TIAA-CREF Funds ("Funds"), TIAA-CREF Life Funds ("Life Funds"), and TIAA Separate Account VA-1 ("VA-1"), as well as one or more separately managed accounts of Teachers (collectively, the "Separate Accounts"), and may be deemed to be a beneficial owner of 1,614,276 shares of IAC common stock owned separately by Funds, Life Funds, VA-1 and/or the Separate Accounts. TIAA-CREF and Teachers are reporting their combined holdings for the purpose of administrative convenience. Each of TIAA-CREF and Teachers expressly disclaims beneficial ownership of the other's securities holdings and each disclaims that it is a member of a "group" with the other.

(5)
Based upon information regarding IAC holdings reported by way of a Schedule 13G filed by Teachers with the SEC on February 14, 2017. Teachers beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser. Teachers has sole voting power and sole dispositive power over all 1,614,276 shares of IAC common stock listed in the table above.

(6)
Consists of: (i) (A) 5,248,598 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, and (B) 136,711 shares of IAC common stock, all of which are collectively held by four grantor retained annuity trusts and over which Mr. Diller has sole investment power and over which Mr. Diller's spouse, Diane von Furstenberg, has sole voting power, (ii) 540,901 shares of IAC Class B common stock held by a family trust, over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. Von Furstenberg as investment advisor (see footnotes 7 and 18), (iii) 1,711 shares of IAC common stock held by a private foundation over which Mr. Diller has shared voting and investment power and as to which he disclaims beneficial ownership and (iv) vested options to purchase 800,000 shares of IAC common stock.

(7)
The total number of shares of Class B common stock outstanding includes: (i) 5,248,598 shares collectively held by four grantor retained annuity trusts and over which Mr. Diller has sole investment power and over which Ms. Von Furstenberg has sole voting power and (ii) 540,901 shares held by a family trust over which Mr. Von Furstenberg has sole voting and investment power.

(8)
Consists of: (i) 5,375 shares of IAC common stock held for the benefit of Mr. Bronfman in an individual retirement account, (ii) 2,125 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children and (iii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service. Mr. Bronfman disclaims beneficial ownership of the shares of IAC common stock described in (ii) above.

(9)
Consists of: (i) 20,532 shares of IAC common stock held directly by Ms. Clinton and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(10)
Consists of: (i) 29,802 shares of IAC common stock held directly by Mr. Eisner and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(11)
Consists of: (i) 3,443 shares of IAC common stock held directly by Ms. Hammer and (ii) 1,078 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(12)
Consists of: (i) 145,775 shares of IAC common stock held directly by Mr. Kaufman and (ii) vested options to purchase 200,000 shares of IAC common stock.

(13)
Consists of: (i) 63,695 shares of IAC common stock held directly by Mr. Levin, (ii) vested options to purchase 612,500 shares of IAC common stock and (iii) options to purchase 50,000 shares of IAC common stock vesting in the next 60 days, subject to continued service.

(14)
Consists of: (i) 14,867 shares of IAC common stock held directly by Mr. Lourd and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(15)
Consists of: (i) 47,485 shares of IAC common stock held directly by Mr. Rosenblatt and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(16)
Consists of: (i) 90,319 shares of IAC common stock held directly by Mr. Spoon and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(17)
Consists of: (i) 42,996 shares of IAC common stock held directly by Mr. Stein and (ii) vested options to purchase 339,323 shares of IAC common stock.

(18)
Consists of: (i) 540,901 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by a family trust and over which Mr. von Furstenberg has sole voting and investment power, (ii) 54,985 shares of IAC common stock held directly by Mr. von Furstenberg and (iii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(19)
Consists of: (i) 5,248,598 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, and (ii) 136,711 shares of IAC common stock, all of which are collectively held by four grantor retained annuity trusts (the same trusts referred to in footnotes 6 and 7 above) and over which Ms. Von Furstenberg has sole voting power and Mr. Diller has sole investment power.

(20)
Consists of: (i) 23,944 shares of IAC common stock held directly by Mr. Winiarski, (ii) vested options to purchase 626,753 shares of IAC common stock, (iii) options to purchase 11,002 shares of IAC common stock vesting in the next 60 days, subject to continued service, and (iv) 5,313 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

(21)
Consists of: (i) 47,802 shares of IAC common stock held directly by Mr. Zannino and (ii) 2,289 shares of IAC common stock to be received upon the vesting of IAC RSUs in the next 60 days, subject to continued service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and certain of the Company's officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of IAC common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2016, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders, Named Executives and Directors

        Relationships Involving Mr. Diller.    Pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC's Chairman and Senior Executive, he currently generally has the right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.

        However, upon the effectiveness of the Class C Issuance (as described below), a new governance agreement will eliminate these consent rights. As part of the new governance agreement, Mr. Diller and certain of his family members (and his and their affiliates) have agreed to certain transfer restrictions with respect to any Class C common stock issued to them and have further agreed that they will not enter into certain transactions unless such transactions include the same consideration, or an offer to receive the same consideration to all holders of shares of IAC's capital stock, subject to certain important exceptions. For a description of the rights provided in the new governance agreement, see the disclosure in the proxy statement relating to our 2016 Annual Meeting of Stockholders set forth under the caption "Second Amended and Restated Governance Agreement" under "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation,"which disclosure is incorporated by reference herein.

        At IAC's 2016 Annual Meeting of Stockholders, our stockholders approved the creation of a new class of non-voting, Class C common stock (the "Class C Issuance"). Despite this approval, the Company has agreed not to effect the Class C Issuance during the pendency of the lawsuit described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the caption "Item 3—Legal Proceedings—Delaware Law Class Action Litigation," which disclosure is incorporated herein by reference.

        As discussed in the Compensation Discussion and Analysis on page 27, pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal use. Mr. Diller reimbursed IAC approximately $175,000 for personal use of Company-owned aircraft in 2016.

        Relationships Involving Other Directors.    In June 2010, Mr. Bronfman was part of a trial in the Trial Court in Paris involving six other individuals, including the former Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Vivendi Universal. The other individuals faced various criminal charges and civil claims relating to Vivendi, including Vivendi's financial disclosures, the appropriateness of executive compensation and trading in Vivendi stock. Mr. Bronfman previously served as the Vice Chairman of Vivendi and faced a charge and claims relating to certain trading in Vivendi stock in January 2002. At the trial, the public prosecutor and the lead civil claimant both took the position that Mr. Bronfman should be acquitted. In January 2011, the court found Mr. Bronfman guilty of the charge relating to his trading in Vivendi stock, found him not liable to the civil claimants and imposed a fine of 5 million euros and a suspended sentence of fifteen months. Mr. Bronfman appealed the Trial Court decision to the Paris Court of Appeal. In November 2013, Mr. Bronfman participated in a re-trial before a new judicial panel as part of his appeal of the Paris Trial Court's 2011 ruling. In May 2014, the new judicial panel rendered its decision, affirming the Paris Trial Court's finding that Mr. Bronfman was guilty of the charge, but stated that its finding would appear only in French judicial records (and not in Mr. Bronfman's public record), removed the suspended sentence imposed by the Paris Trial Court and suspended 2.5 million euros of the original fine of 5 million euros. The new judicial panel affirmed the Paris Trial Court's finding that Mr. Bronfman was not liable to the civil claimants. Mr. Bronfman appealed the verdict. On April 20, 2016, the Appellate Court rejected the appeal. Mr. Bronfman believes that his trading in Vivendi stock was proper and has the option of pursuing a challenge to the Appellate Court's decision before the European Court of Human Rights.

Relationships Involving IAC and Expedia

        Overview.    Since the completion of the spin-off of Expedia in August 2005 (the "Expedia Spin-Off"), IAC and Expedia have been related parties since they are under common control. In connection with and following the Expedia Spin-Off, IAC and Expedia entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

        Cost Sharing Arrangements.    Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia. In connection with the Expedia Spin-Off, IAC and Expedia had agreed, in light of Mr. Diller's senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the "Shared Costs"). Cost sharing arrangements in effect during 2016 provided that each of IAC and Expedia cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller's use and expenses relating to Mr. Diller's support staff. Costs in 2016 for which IAC billed Expedia were approximately $516,000 pursuant to these arrangements.

        Aircraft Arrangements.    Each of IAC and Expedia has a 50% ownership interest in two aircraft that may be used by both companies (the "Aircraft"). IAC and Expedia entered into an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties. Fixed costs are allocated 50% to each company and variable costs are allocated based on usage. These costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.

        In the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia, each of IAC and Expedia will have a put right (to the other party) with respect to its owned interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve months preceding such event), in each case, at fair market value for the relevant aircraft.

        Members of the flight crew for the Aircraft are employed by an entity in which each of IAC and Expedia has a 50% ownership interest. IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro-rata according to each company's respective usage of the Aircraft, for which they are separately billed by the entity described above. During 2016, total payments in the amount of approximately $2.4 million were made to this entity by IAC.

        On April 13, 2017, each of IAC and Expedia paid 50% of the $29.8 million in total costs (purchase price and related costs) for an additional aircraft in which each company has a 50% ownership interest. This aircraft is expected to replace the older of the companies' two existing jointly-owned aircraft and be available for use by both companies in the third quarter of 2017.

        Commercial Agreements.    In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia businesses. IAC believes that these arrangements are ordinary course and have been negotiated at arm's length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. None of these arrangements, whether taken individually or together with other similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2016.

 ANNUAL REPORTS

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC's 2016 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2016 Annual Report on Form 10-K upon payment of a reasonable fee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION
AT THE 2018 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in IAC's proxy materials for presentation at the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 10, 2018. Stockholder proposals submitted for inclusion in IAC's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2018 Annual Meeting of Stockholders without inclusion of the proposal in IAC's proxy materials are required to provide notice of such proposal or nomination to IAC at its corporate headquarters no later than March 26, 2018. If IAC does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those IAC officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of Notice or printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or IAC will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com. Upon request, IAC undertakes to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or IAC if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 21, 2017.

        The Proxy Statement and the 2016 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 10, 2017.

New York, New York
May 10, 2017

APPENDIX A

AUDIT COMMITTEE CHARTER
IAC/INTERACTIVECORP

PURPOSE

        The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company's internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the "independent accounting firm"), (4) the performance of the Company's internal audit function and independent accounting firm, (5) the Company's risk assessment and risk management policies as they relate to financial and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.

        In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.

COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

        The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

        The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

  1.
  Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  2.
  Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

  3.
  Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

  4.
  Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company's internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

  5.
  Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

  (a)
  Critical accounting policies and practices to be used in preparing the Company's financial statements.

  (b)
  Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

  (c)
  Unadjusted differences and management letters.

  6.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  7.
  Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, "Communications with Audit Committees."

  8.
  Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

  9.
  Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

  10.
  Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

  11.
  Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

  12.
  Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

  13.
  Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company's and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

  14.
  Review all related party transactions in accordance with the Audit Committee's formal, written policy.

  15.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  16.
  Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  17.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  18.
  Furnish the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company's internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company's financial statements or any professional certifications as to the independent accounting firm's work.

APPENDIX B

COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
IAC/INTERACTIVECORP

Purpose

        The Compensation and Human Resources Committee (the "Committee") is appointed by the Board of Directors (the "Board") to discharge the Board's responsibilities relating to the compensation of IAC/InterActiveCorp's (the "Company") Chief Executive Officer (the "CEO") and the Company's other executive officers (collectively, including the CEO, the "Executive Officers"). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Executive Officers.

Committee Membership

        The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market. In addition, all Committee members shall qualify as "outside" directors within the meaning of the Internal Revenue Code Section 162(m) and as "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.

Meetings

        The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairman shall preside at each meeting. In the event the Committee Chairman is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting chair of such meeting.

Committee Responsibilities and Authority

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:

  1.
  The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

  2.
  The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

B-1

  3.
  The Committee shall review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

  4.
  The Committee shall produce the annual Compensation Committee Report for inclusion in the Company's proxy statement in compliance with the rules and regulations promulgated by the SEC.

  5.
  The Committee shall monitor the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

  6.
  The Committee shall oversee the Company's compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

  7.
  The Committee shall receive periodic reports on the Company's compensation programs as they affect all employees.

  8.
  The Committee shall make regular reports to the Board.

  9.
  The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser's independence from management specified in NASDAQ Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and the other terms and conditions of the adviser's retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

  10.
  The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

  12.
  The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

B-2

APPENDIX C

NOMINATING COMMITTEE CHARTER
IAC/INTERACTIVECORP

PURPOSE

        The Nominating Committee (the "Committee") of IAC/InterActiveCorp (the "Company") is appointed by the Company's Board of Directors (the "Board") to assist the Board by identifying, reviewing and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders and nominees to fill vacancies on the Board as necessary.

COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than two members, as determined from time to time by resolution of the Board. By no later than March 1, 2011, all members of the Committee shall meet the independence requirements of the Marketplace Rules of NASDAQ Stock Market, Inc., and prior to such date, at least one member of the Committee shall meet such requirements. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of NASDAQ and the U.S. Securities and Exchange Commission (the "SEC"), as in effect from time to time.

        The members of the Committee shall be appointed by the Board, and vacancies filled or members removed by the Board. At the discretion of the Board, one member of the Committee shall be appointed as its Chairman or Chairwoman (the "Chairperson") by the Board. A Committee member may resign by giving written notice to the Board and may resign Committee membership without resigning from the Board.

MEETINGS

        The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at the immediately following meeting, shall be duly filed in the Company records. The Committee shall report to the Board with respect to its meetings, including without limitation, any issues that arise with respect to the Company.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

        In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee's activities shall not be limited by this Charter. Subject to the foregoing, the Committee shall, to the extent it deems necessary or appropriate:

  1.
  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

C-1

  2.
  The Committee shall seek individuals qualified to become board members for recommendation to the Board, including evaluating persons suggested by shareowners or others.

  3.
  The Committee shall review from time to time and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

  4.
  The Committee shall receive comments from all directors regarding matters with the scope of authority of the Committee.

  5.
  The Committee may form and delegate authority to subcommittees when appropriate.

  6.
  The Committee shall make regular reports to the Board.

  7.
  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  8.
  The Committee shall perform any other activities consistent with the Charter, the Company's Bylaws and governing law that the Committee or the Board deems necessary or appropriate.

C-2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IAC/INTERACTIVECORP ATTN: JOANNE HAWKINS 555 WEST 18TH STREET NEW YORK, NY 10011 During The Meeting - Go to www.virtualshareholdermeeting.com/IACI2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E29371-P93092 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IAC/INTERACTIVECORP The Board of Directors recommends that you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) Edgar Bronfman, Jr. Chelsea Clinton Barry Diller Michael D. Eisner Bonnie S. Hammer Victor A. Kaufman 07) 08) 09) 10) 11) 12) Joseph Levin Bryan Lourd* David Rosenblatt Alan G. Spoon* Alexander von Furstenberg Richard F. Zannino* *To be voted upon by the holders of Common Stock voting as a separate class. For Against Abstain The Board of Directors recommends that you vote FOR proposal 2: ! ! ! 2. To approve a non-binding advisory resolution on executive compensation. The Board of Directors recommends that you vote 3 YEARS on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! For ! Against ! Abstain 3. To conduct a non-binding advisory vote of the frequency of future advisory votes on executive compensation. The Board of Directors recommends that you vote FOR proposal 4: ! ! ! 4. Ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E29372-P93092 IAC/INTERACTIVECORP Annual Meeting of Stockholders June 21, 2017 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2017 and hereby appoints each of Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 21, 2017, at 9:00 a.m. local time, live via the internet at www.virtualshareholdermeeting.com/IACI2017, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED ”FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side V.1.2

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IAC/INTERACTIVECORP ATTN: JOANNE HAWKINS 555 WEST 18TH STREET NEW YORK, NY 10011 During The Meeting - Go to www.virtualshareholdermeeting.com/IACI2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E29373-P93092 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IAC/INTERACTIVECORP The Board of Directors recommends that you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Edgar Bronfman, Jr. Chelsea Clinton Barry Diller Michael D. Eisner Bonnie S. Hammer 06) 07) 08) 09) Victor A. Kaufman Joseph Levin David Rosenblatt Alexander von Furstenberg For Against Abstain The Board of Directors recommends that you vote FOR proposal 2: ! ! ! 2. To approve a non-binding advisory resolution on executive compensation. The Board of Directors recommends that you vote 3 YEARS on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! For ! Against ! Abstain 3. To conduct a non-binding advisory vote of the frequency of future advisory votes on executive compensation. The Board of Directors recommends that you vote FOR proposal 4: ! ! ! 4. Ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E29374-P93092 IAC/INTERACTIVECORP Annual Meeting of Stockholders June 21, 2017 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2017 and hereby appoints each of Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on June 21, 2017, at 9:00 a.m. local time, live via the internet at www.virtualshareholdermeeting.com/IACI2017, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED ”FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side V.1.2